Exhibit 10(t)

Notice of Grant of Restricted Stock and Award Agreement

ID: «SSN»

«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»

«EXTRA_FIELD_1»

It is a pleasure to inform you that you are hereby granted              restricted shares of Fifth Third Bancorp stock. These shares of stock are restricted and are subject to the terms and conditions of this Notice and the terms of the Fifth Third Bancorp Incentive Compensation Plan (the “Plan”):

Date of Restricted Stock Award	__________, ____
Award Number	____
Plan	Incentive Compensation Plan
Restrictions will Lapse	__________, _____
Total Number of Restricted Shares Granted	____
Value at Date of Grant	$____
Total Value at Date of Grant	$____

This restricted stock award will vest and the restrictions will lapse on             ,          (the end of the period of restriction) provided you are an employee of Fifth Third Bancorp or its subsidiaries at that time.

If you accept the terms of this restricted stock award, you will be deemed to have consented to all of the terms and conditions of this restricted stock award and of Fifth Third Bancorp Incentive Compensation Plan. In the event of any conflict between the terms of this Notice and the Plan, the terms of the Plan shall control.

This restricted stock award will expire by its own terms unless accepted within ninety days of the date hereof.

For Fifth Third Bancorp:

George A. Schaefer, Jr. President & CEO	Date

Grantee	Date